Exhibit 99.1
BLUELINX ANNOUNCES PRELIMINARY FOURTH QUARTER AND FULL YEAR RESULTS
- Best Fourth Quarter of Adjusted EBITDA since 2006 -
- Adjusted EBITDA of $4.2 million, Up 121% from Q4 2014 -
- Net Debt Down $23.6 million from Prior Year-End-

ATLANTA - March 15, 2016 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, expects to report the following preliminary unaudited financial results for the fourth quarter ended January 2, 2016.
Fourth Quarter Financial Highlights

•	Adjusted EBITDA of $4.2 million, an increase of 121% from prior year quarter

•	Gross margin up 110 basis points from prior year quarter

•	Net debt down $23.6 million from prior year-end
“We were pleased to end 2015 with momentum in the Company’s gross margin and profitability, while we enjoyed our best fourth quarter since 2006. Our pricing initiatives, coupled with our continued emphasis on managing the Company’s costs contributed to this improved performance,” said Mitch Lewis, President and Chief Executive Officer.
Lewis added, “We continue to make progress on the CMBS mortgage real estate modification and extension that we announced in February and expect to close by the end of this month. We remain focused on de-leveraging our balance sheet by closely managing our working capital while we monetize our real estate portfolio.”
Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “We are encouraged that our year-end cash utilization improved by $51.8 million from full year fiscal year 2014. In 2015, we generated $39.5 million in cash from operations versus cash used of $12.3 million from operations in 2014. Additionally, net debt was reduced by $23.6 million for the year-ended when compared to the same period a year ago, decreasing both our mortgage and asset-based revolving credit balances.”
O’Farrell continued, “The gross margin rate for the quarter increased 141 and 13 basis points for the structural and specialty categories, respectively, and we continue to drive operational efficiency in the business as we reduced operating costs by $2.5 million.”
Fourth Quarter Results Compared to Prior Year Period
The Company expects to report revenues of $428.1 million, a decrease of 5.7% from 2014 levels. Prices for structural products were down 12%, led mostly by lumber price declines, while lumber unit volumes were up 6%. Unit volumes for our specialty lumber and siding categories increased approximately 26% and 5%, respectively. Gross margin in fiscal fourth quarter 2015 was approximately 12.0%, an increase of 110 basis points from fiscal fourth quarter 2014 and gross profit in fiscal fourth quarter 2015 was approximately $51.5 million, versus $49.8 million in fiscal fourth quarter 2014.
The Company expects to report a net loss of approximately $6.1 million for fourth quarter 2015 compared to net loss of $7.6 million for fourth quarter 2014, an increase in net income of $1.5 million. Selling, general and administrative costs were reduced by approximately $2.8 million year over year primarily in fuel, payroll related expense categories, and other expenses. Adjusted EBITDA for the fiscal fourth quarter 2015 was approximately $4.2 million, versus Adjusted EBITDA of $1.9 million for the same period a year ago.
Liquidity
As of January 2, 2016, the Company had approximately $52.6 million of excess availability under its asset-based revolving credit facilities, based on qualifying inventories and receivables.
Full Year Fiscal 2015 Financial Results Compared to Prior Year
The Company expects to report revenues for fiscal 2015 of $1,916.6 million, a decline of $62.8 million, or 3%, on a comparable basis to $1,979.4 million in 2014. Gross profit for the twelve months ended January 2, 2016, totaled approximately $222.5 million, compared to $229.1 million for the year ended January 3, 2015, while gross margin remained flat year over year at 11.6%.

The Company expects to report a net loss of $11.6 million, $(0.13) per diluted share, in fiscal 2015 compared to net loss of $13.9 million, $(0.16) per diluted share, in fiscal 2014, an improvement in net income of $2.3 million. Selling, general and administrative costs were reduced by approximately $10.1 million year over year. Adjusted EBITDA for fiscal 2015 was approximately $24.8 million, versus Adjusted EBITDA of $24.6 million for the fiscal year 2014.
Closing Statement
The Company expects to file its Form 10-K for the fiscal 2015 year on March 24, 2016, followed by a conference call at 10:00 a.m. EST to discuss the fiscal 2015 results.
Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.
Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and related items, income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments. Adjusted EBITDA is presented herein because we believe it is a useful supplement to cash flow from operations in understanding cash flows generated from operations that are available for debt service (interest and principal payments) and further investment in acquisitions. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.
About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its network of approximately 44 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; the Company’s ability to successfully close on the pending modification and extension of its CMBS mortgage debt; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015, its Quarterly Reports on Form 10-Q for the quarters ended July 4, 2015 and October 3, 2015, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.